                                                                    Exhibit 99.1
                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

         The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the references to him in the proxy/information statement-prospectus of Instinet Group Incorporated and Island Holding Company, Inc., which is part of this Registration Statement on Form S-4 of Instinet Group Incorporated, with respect to his being elected or appointed as a director of Instinet Group Incorporated under the circumstances described therein.

                                                  /s/ Edward J. Nicoll
                                                  --------------------------
                                                      Edward J. Nicoll

Signed this 9th day of July, 2002

in Jersey City, New Jersey.